Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” in the registration statement (Form S-1/A No. 333-163957) and related prospectus dated August 17, 2010 and inclusion of our report in such registration statement and related prospectus, dated August 17, 2010, with respect to the financial statements of SurgiVision, Inc.

/s/ Cherry, Bekaert & Holland, L.L.P.

Tampa, Florida

August 17, 2010